                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  FAFCO, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        N/A

     (2)  Form, Schedule or Registration Statement No.:

        N/A

     (3)  Filing Party:

        N/A

     (4)  Date Filed:

        N/A

                                 FAFCO, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 2, 1996

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FAFCO, Inc., a California corporation (the "Company"), will be held on Thursday, May 2, 1996 at 3:00 p.m., local time, at the Company's executive offices, 2690 Middlefield Road, Redwood City, California 94063 (telephone (415) 363-2690) for the following purposes:

     1. To elect three (3) directors to serve for the ensuing year and until their successors are elected.



     2. To approve the amendment and restatement of the Articles of Incorporation of the Company (the "Articles") in order to (1) reduce the vote of stockholders required in the case of certain major transactions involving the Company under certain circumstances and (2) add provisions limiting liability of directors and permitting indemnification of directors and officers under certain circumstances.



     3. To ratify the appointment of Price Waterhouse LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 6, 1996 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                          Sincerely,



                                          /s/ Alex N. Watt


                                          ALEX N. WATT, Secretary

Redwood City, California


April 5, 1996

                                  FAFCO, INC.



                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of FAFCO, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 2, 1996 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, 2690 Middlefield Road, Redwood City, California. Its telephone number at that address is (415) 363-2690.



     These proxy solicitation materials were mailed on or about April 5, 1996 to all shareholders entitled to vote at the meeting.



RECORD DATE AND OUTSTANDING SHARES

     Shareholders of record at the close of business on March 6, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

     At the Record Date, 3,112,687 shares of the Company's Common Stock, $0.125 par value, were issued and outstanding. The only person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of the Record Date was Freeman A. Ford. See "ELECTION OF DIRECTORS -- Security Ownership."

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (three) multiplied by the number of shares held by such shareholder, or distribute such number of votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

     The cost of this solicitation will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners in accordance with applicable regulations. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.



        While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.





        Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal, on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal (other than the proposal to approve the amendment and restatement of the Articles of Incorporation of the Company).



SHAREHOLDER PROPOSALS



     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than January 6, 1997 in order to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.



                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES

     A Board of three directors is proposed to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting (if it is invoked) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.



                                                                                        DIRECTOR
            NAME OF NOMINEE              AGE            PRINCIPAL OCCUPATION             SINCE
- ---------------------------------------  ---   ---------------------------------------  --------
Freeman A. Ford........................  55    Chairman of the Board, President and       1972
                                               Chief Executive Officer of the Company.
William A. Berry.......................  57    Senior Vice President and Chief            1974
                                               Financial Officer of Compression Labs,
                                               Inc., a supplier of video-conferencing
                                               equipment.
Robert W. Selig, Jr. ..................  56    President of Davis Instruments             1974
                                               Corporation, a manufacturer and
                                               distributor of marine amd
                                               weather equipment.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any directors or executive officers of the Company.

     Mr. Ford is also a director of H.B. Fuller Company.



     Mr. Berry served as President of Optical Shields Ltd., a manufacturer of products based on liquid crystals from August 1990 until January 1992. In January 1992, Mr. Berry resigned from Optical Shields Ltd. and became self-employed as a management consultant. Since April 1992, Mr. Berry has served as Senior Vice President and Chief Financial Officer of Compression Labs, Inc., a supplier of video-conferencing equipment.





     Mr. Selig has served as President of Davis Instruments Corp., a manufacturer and distributor of marine and weather equipment, for more than the past five years.



RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE COMPANY'S NOMINEES FOR DIRECTOR.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

SECURITY OWNERSHIP



     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date of (1) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (2) each director,
(3) the current and former executive officers of the Company named in the Summary Compensation Table below (the "Named Executive Officers"), and (4) all directors and executive officers as a group:



                                                                      SHARES OF COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                     ------------------------
                                                                     NUMBER OF     PERCENT OF
                       NAME OF BENEFICIAL OWNER                      SHARES(1)       TOTAL
    ---------------------------------------------------------------  ---------     ----------
    Freeman A. Ford................................................  1,934,846(2)     56.8%
    c/o FAFCO, Inc.
    2690 Middlefield Road
    Redwood City, California 94063
    Alex N. Watt...................................................     78,950(3)      2.5%
    David K. Harris................................................     57,199(4)      1.8%
    Robert W. Selig, Jr. ..........................................     46,528(5)      1.5%
    William A. Berry...............................................     23,250(6)     *
    Joseph Feingold................................................     20,000(7)     *
    Michael Anderson...............................................     12,000(8)     *
    All current directors and executive officers as a group (6
      persons).....................................................  2,152,773(9)     60.7%

- ---------------
 *  Less than 1%.

(1) Except as otherwise indicated in the footnotes to this table or as otherwise provided by community property laws, the beneficial owner has sole voting and investment power with respect to all shares.

(2) Includes (i) 298,000 shares held of record by trusts for the benefit of Mr. Ford's children for which he and his spouse serve as trustees and as to which shares he disclaims beneficial ownership, (ii) 209,344 shares jointly owned by Mr. Ford and his spouse, (iii) 52,250 shares issuable upon exercise of options exercisable within 60 days of the Record Date, (iv) 117,500 shares issuable upon conversion of 10% Convertible Subordinated Notes held by Mr. Ford, and (v) 123,750 shares issuable upon exercise of outstanding warrants exercisable within 60 days of the Record Date.



(3) Includes 58,764 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Watt and 1,000 shares held by Mr. Watt and Sandra S. Watt as joint tenants.



(4) Includes 42,950 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Harris.

(5) Includes (i) 13,000 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Selig, and (ii) 5,700 shares held by trusts for the benefit of Mr. Selig's children, as to which shares he disclaims beneficial ownership.

(6) Includes 13,000 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Berry.

(7) Includes 20,000 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Feingold, a former executive officer.

(8) Includes 12,000 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Anderson.

(9) Includes (i) 169,099 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by four executive officers (one of whom is also a director), (ii) 26,000 shares issuable upon exercise of outstanding options and warrants exercisable within 60 days of the Record Date held by two outside directors, (iii) 117,500 shares issuable upon conversion of 10% Convertible Subordinated Notes held by an executive officer who is also a director, and (iv) 123,750 shares issuable upon exercise of warrants held by a director who is also an executive officer.

     By virtue of his position as Chairman of the Board, President and Chief Executive Officer of the Company and his beneficial ownership of approximately 54.3% of the Company's Common Stock as of the Record Date, Freeman A. Ford may be deemed to be a "parent" and/or "control person" of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended. Mr. Ford can elect a majority of the Board of Directors and controls any shareholder vote that does not require a supermajority with respect to which his shares are eligible to be voted.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely on its review of the copies of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 1994, all filing requirements under Section 16(a) of the Securities Exchange Act applicable to its officers, directors and 10% shareholders were complied with.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of three meetings during the year ended December 31, 1995 (the "Last Fiscal Year").

     The Audit Committee of the Board of Directors, which currently consists of outside directors Berry and Selig, held two meetings during the Last Fiscal Year. This Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     There is no compensation committee or nominating committee or any committee performing those functions. During the Last Fiscal Year, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and the committees on which such director served.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company for services rendered during the Last Fiscal Year to the Company by the Chief Executive Officer and the other Named Executive Officers.

                           SUMMARY COMPENSATION TABLE



                                                                               LONG-TERM
                                                                              COMPENSATION
                                             ANNUAL COMPENSATION                 AWARDS
                                   ----------------------------------------   ------------
                                                               OTHER ANNUAL    SECURITIES
            NAME AND                                           COMPENSATION    UNDERLYING     ALL OTHER
       PRINCIPAL POSITION          YEAR   SALARY($)  BONUS($)      ($)         OPTIONS(#)    COMPENSATION
- ---------------------------------  ----   --------   -------   ------------   ------------   ------------
Freeman A. Ford..................  1995   $115,211   $     0      $1,931(2)     $      0        $2,582(1)
Chairman of the Board,             1994    115,126         0           0               0         2,492(1)
President and Chief Executive      1993    110,294    14,221           0               0         2,367(1)
Officer
Alex N. Watt.....................  1995    106,047         0       4,357(2)            0         2,218(1)
Vice President,                    1994    104,007         0       4,794(2)       15,814         2,218(1)
Finance and Administration,        1993     99,830    12,731       4,794(2)            0         1,360(1)
and Chief Financial Officer
Joseph Feingold(4)...............  1995    106,501         0           0          20,000           636(1)
Vice President                     1994     11,385         0       1,000(2)            0           506(1)
David K. Harris..................  1995    107,207         0       1,454(2)            0           293(1)
Vice President                     1994    103,670         0       1,128(2)        3,135           270(1)
Pool Products                      1993     99,752    12,731       1,128(2)            0           226(1)
Michael Anderson.................  1995    104,609         0       2,555(2)            0           485(1)
Vice President                     1994    103,902         0       2,070(2)            0           485(1)
Commercial Products(3)             1993     65,375     7,948       2,070(2)            0           485(1)



- ---------------



(1) Represents life insurance premiums paid by the Company on behalf of Messrs. Ford, Watt, Feingold, Harris and Anderson.





(2) Represents value of use of Company vehicles by Messrs. Ford, Watt, Feingold, Harris and Anderson.



(3) Mr. Anderson became an executive officer in May 1993.

(4) Mr. Feingold became an executive officer in November 1994, and left the Company in November 1995. Mr. Feingold continues to serve as a consultant to the Company.

     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the Last Fiscal Year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF
                              SECURITIES      % OF TOTAL
                              UNDERLYING       OPTIONS                          FAIR MARKET
                               OPTIONS        GRANTED TO        EXERCISE         VALUE ON
                               GRANTED       EMPLOYEES IN        PRICE         DATE OF GRANT     EXPIRATION
            NAME                 (#)         FISCAL YEAR         ($/SH)           ($/SH)            DATE
- ----------------------------  ----------     ------------     ------------     -------------     ----------
Freeman A. Ford.............         0         N/A                  N/A              N/A            N/A
Alex N. Watt................         0         N/A                  N/A              N/A            N/A
David K. Harris.............         0         N/A                  N/A              N/A            N/A
Joseph Feingold.............    20,000(1)      83%               $ 0.56            $0.75(2)       11/21/02
Michael Anderson............         0         N/A                  N/A              N/A            N/A

- ---------------
(1) Non-statutory option granted outside of any option plan. Option has a seven-year term and was fully exercisable as of the date of grant, November 21, 1995.

(2) Based on the last available bid price in the over-the-counter market on November 21, 1995, which price the Board of Directors has determined to be the fair market value of the Company's Common Stock on said date.

     The following table sets forth information regarding the value of all unexercised stock options and warrants held by the Named Executive Officers as of the end of the Last Fiscal Year. No options were exercised by any Named Executive Officer during the last Fiscal Year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION AND WARRANT VALUES

                                                                       NUMBER OF
                                                                       SECURITIES            VALUE OF
                                                                       UNDERLYING          UNEXERCISED
                                                                      UNEXERCISED          IN-THE-MONEY
                                                                        OPTIONS/             OPTIONS/
                                                                      WARRANTS AT          WARRANTS AT
                                                                      FISCAL YEAR-         FISCAL YEAR-
                                                                         END(#)             END($)(2)
                                                                     --------------   ----------------------
                                    SHARES ACQUIRED      VALUE        EXERCISABLE/         EXERCISABLE/
               NAME                 ON EXERCISE(#)    REALIZED ($)   UNEXERCISABLE        UNEXERCISABLE
- ----------------------------------  ---------------   ------------   --------------   ----------------------
Freeman A. Ford...................         0                   N/A   176,000/10,000          $7,734/0
Alex N. Watt......................         0                   N/A    58,764/10,000               0/0
David K. Harris...................         0                   N/A    41,085/15,000               0/0
Joseph Feingold...................         0                   N/A    20,000/     0               0/0
Michael Anderson..................         0                   N/A    12,000/ 8,000               0/0

- ---------------
(1) Based on the average of the bid and asked prices for the Company's Common Stock for the last trading day prior to 1995 fiscal year-end ($0.25), minus the exercise price of the option or warrant.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company are entitled to receive directors' fees in the amount of $750 for each board meeting attended and $750 for each committee meeting attended, provided that such committee meeting is held on a different day than that of the board meeting. Directors who are not employees of the Company are also entitled to an annual retainer of $1,250.

     Messrs. Berry and Selig were each granted a six-year warrant to purchase 7,500 shares of the Company's Common Stock in February 1988 (the "Warrants"). The Warrants became exercisable as to 20% of the shares subject to the Warrants on each anniversary of their grant and had an exercise price of $0.50 per share. Both Warrants were exercised in full in January 1994, in each case for a value realized of $7,500.

     The Board of Directors has adopted and the shareholders of the Company have approved the 1991 Directors' Stock Option Plan (the "Directors' Plan") pursuant to which each non-employee director of the Company is automatically granted a nonstatutory stock option to purchase 10,000 shares (a "Director's Option") on the later to occur of the date of adoption of the Plan (April 15, 1991) or the date of his or her appointment or election to the Board. Each Director's Option has a term of ten years and becomes exercisable as to 20% of the shares subject thereto on each anniversary date of its grant. Messrs. Berry and Selig were each granted a Director's Option on April 15, 1991. Such options have an exercise price per share of $0.50.

     In addition, in April 1993, Messrs. Berry and Selig were each granted options to purchase 5,000 shares of Common Stock at an exercise price of $0.50 per share. Such warrants become exercisable as to 20% of the shares on the first, second, third, fourth and fifth anniversaries of date of grant.

CERTAIN TRANSACTIONS

     During 1987 and 1988, Freeman A. Ford extended a line of credit in the amount of $275,000 to The Gregory Company ("Gregory"), a wholly-owned subsidiary of the Company. The obligations of Gregory under the line of credit are guaranteed by the Company and were initially secured by the assets and 100% of the outstanding stock of Gregory. As of November 1987, Gregory's obligations became secured by all of the assets of the Company. As of December 1989, Gregory had drawn down the entire $275,000 line of credit and had issued promissory notes for such amount, which became due on October 31, 1989 (the "Gregory Notes"). The Gregory Notes were amended in March 1989 to extend the maturity dates thereof to May 31, 1993 and in March 1993 to extend the maturity dates until May 30, 1996. The Gregory Notes bear interest at the floating prime rate of Silicon Valley Bank plus 4%. As consideration for Mr. Ford's agreement to extend this line of credit to Gregory, the Company issued warrants to purchase 90,000 and 33,750 shares of Common Stock of the Company in February 1987 and December 1988, respectively (the "Original Warrants"). The Original Warrants had an exercise price of $0.1875 per share and expired unexercised in February 1991. In February 1991, the Company issued warrants to purchase 90,000 and 33,750 shares of Common Stock of the Company to replace the Original Warrants (the "1991 Warrants"). The 1991 Warrants expired unexercised in February 1993. In March 1993, the Company issued warrants to purchase 90,000 and 33,750 shares of Common Stock of the Company to replace the 1991 Warrants (the "1993 Warrants"). The 1993 Warrants have the same terms as the Original Warrants (including an exercise price of $0.1875 per share) but they do not expire until May 1996. As of the Record Date, the 1993 Warrants had not been exercised.

     In November 1987, in connection with a loan from the Financial Center Bank (the "Bank") to the Company, Mr. Ford agreed to subordinate his interest in the assets of Gregory and the outstanding stock of Gregory to the Bank and also agreed that he would not be repaid any indebtedness (excluding interest) until all obligations owed to the Bank by the Company have been fully paid. In addition, in consideration of Mr. Ford's subordination, the Company granted Mr. Ford a security interest in all of its assets. Such loan from the Bank was repaid by the Company in October 1992.




     In February 1996, the Company borrowed an additional $100,000 from Mr. Ford, and $25,000 from his spouse, Diana Ford. The Company issued promissory notes with the aforementioned principal amounts to Freeman and Diana Ford in March 1996. Warrants to purchase 40,000 shares and 10,000 shares of the Company's Common Stock at an exercise price of $0.25 per share were issued to Freeman Ford and Diane Ford in connection with this transaction.

                                   PROPOSAL 2

             AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

     At the Annual Meeting, shareholders are being asked to approve the amendment and restatement of the Articles of Incorporation of the Company (the "Articles") in order to (1) reduce the vote of shareholders required in the case of certain major transactions involving the Company under certain circumstances and (2) add provisions limiting liability of directors and permitting indemnification of directors and officers under certain circumstances. The Board of Directors approved such amendment and restatement in November 1994. Attached hereto as Appendix A is the form of Amended and Restated Articles of Incorporation proposed to be filed with the California Secretary of State, if approved by the requisite shareholder vote (the "Restated Articles").

DESCRIPTION OF AND PRINCIPAL REASONS FOR THE PROPOSED AMENDMENTS

  Reduction of Required Shareholder Vote




        Article Sixth of the Articles currently provides that certain matters (the "Specified Transactions"), including (a) any agreement for the merger of the Company; (b) the sale of all or substantially all of the assets of the Company; (c) the reclassification of the Company's stock; and (d) the amendment or repeal of Article Sixth, if such Specified Transactions are not approved by 80% of the Company's directors, require the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock. The Company in June 1995 applied for a permit from the California Department of Corporations with respect to options to be granted in the future under the Company's 1991 Stock Option Plan (the "Option Plan"). Such permit is necessary in order for the Company to continue to grant stock options under the Option Plan to employees and consultants in compliance with California securities laws. However, it is the policy of the California Department of Corporations not to issue a permit with respect to any issuer's stock option plan if such issuer's articles of incorporation contain a supermajority shareholder vote requirement in excess of 66 2/3%. Accordingly, the Department of Corporations required the Company to exert its best efforts to obtain shareholder approval at the Annual Meeting of an amendment to the Articles reducing the supermajority provision of Article Sixth from 75% to 66 2/3% was presented to the shareholders at the 1995 Annual Meeting of Shareholders.



  Provisions Limiting Director Liability and Permitting Broader Indemnification

     The Company is also soliciting approval by the shareholders of an amendment to the Articles contained in the Restated Articles to add (1) a provision eliminating the liability of directors for monetary damages for a breach of the fiduciary duty of care to the fullest extent permitted by California law and (2) a provision permitting the Company to expand indemnification of directors and officers to the fullest extent permitted by California law.

     Section 309 of the California Corporations Code (the "Corporations Code") limits the liability of a director for an alleged failure to perform his or her duties as long as he or she acts in good faith, in a manner believed to be in the best interests of the Company and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in like position would use under similar circumstances. Such statute also allows a California corporation to include a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of due care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty). The provisions of the Corporations Code in this regard relate only to actions brought by shareholders on behalf of the corporation (i.e. "derivative actions") and do not apply to claims brought by third parties.

     Furthermore, Sections 204(a)(11) and 317 of the Corporations Code provide that the Company may include a provision in its articles of incorporation enabling the indemnification of directors and officers under a broader range of circumstances than would be permitted absent such a provision in the articles of incorporation. A corporation that has such enabling language in its articles of incorporation may include provisions in its Bylaws, and in agreements between the corporation and its directors and officers, expanding the scope of indemnification beyond that specifically provided by California law.

     The Company is seeking shareholder approval of the amendment to limit liability of directors and permit additional indemnification in order to provide the maximum protection to directors and officers permitted by California law. The Board of Directors has determined that it is in the best interests of the Company and its shareholders to amend the Company's Articles consistent with the foregoing statutes. The Company believes that most California corporations include these provisions in their articles of incorporation and believes that adding such provisions is necessary in order to continue to attract and retain experienced persons willing to serve as directors and officers of the Company.

     In order to provide further protection, the Company has amended its Bylaws to implement the applicable statutory framework as described above and to provide for indemnification of directors, officers and other agents of the Company to the fullest extent permitted by California law.

     The amendment will have no effect on the liability of a director for acts or omissions that occur prior to the date when the Restated Articles become effective.

POSSIBLE DISADVANTAGES

     If the Restated Articles are approved by the shareholders at the Annual Meeting and filed with the California Secretary of State, a director will not be liable to the Company or its shareholders for monetary damages for breach of such director's fiduciary duty of due care, including a breach that constitutes negligence or even gross negligence, provided such breach does not involve certain proscribed conduct (including reckless disregard for duties, intentional misconduct or breach of the duty of loyalty). See "Effects of Adoption of Restated Articles" below.

     Given the broadening of the Company's indemnification of its directors and officers permitted by the Restated Articles and the amendment to the Company's Bylaws, it is more likely that a suit against directors will result in full or partial indemnification by the Company than it would be without such indemnification provisions. In addition, as a result of approval of the Restated Articles, the shareholders of the Company will be surrendering certain significant rights to claim damages from the directors. Accordingly, approval of the Restated Articles may reduce the likelihood of shareholders or management bringing a lawsuit against the directors of the Company on behalf of the Company for breach of fiduciary duty even though such an action, if successful, might otherwise have benefitted the Company and its shareholders. Finally, inasmuch as its directors may benefit from the limitation of liability for monetary damages, there is an inherent conflict of interest in approval of the Restated Articles by the Board of Directors. The shareholders should recognize that the directors have a direct personal interest in the approval of the Restated Articles, which should be considered potentially at variance with the interests of the shareholders.

EFFECTS OF ADOPTION OF RESTATED ARTICLES

     The following discussion summarizes certain material differences between the Company's Restated Articles and the Company's Articles of Incorporation as currently in effect.

  Reduction of Required Shareholder Vote

     Currently, Freeman A. Ford, a director and the President and Chief Executive Officer of the Company, beneficially owns approximately 56.8% of the Company's Common Stock. By virtue of such ownership, Mr. Ford is in a position under California law to elect a majority of the Board of Directors and to approve major corporate transactions, such as the merger or sale of assets of the Company, without generally requiring the vote of the other shareholders of the Company. Article Sixth of the Articles, which currently requires the affirmative vote of 75% of the outstanding shares to approve a Specified Transaction if less than 80% of the directors approve such transaction, would therefore only require the affirmative vote of approximately 18.2% of the Company's Common Stock, in addition to all shares held by Mr. Ford, in order to approve a Specified

Transaction in such circumstances. The effect of the proposed amendment is to lower this percentage vote of shareholders other than Mr. Ford to approximately 9.9%. Such change could make it easier to approve a Specified Transaction since a smaller number of additional shareholders would be needed to reach the 66 2/3% approval threshold than the current 75% threshold.

  Limitation of Liability

     The Restated Articles would eliminate director liability to the Company or its shareholders for monetary damages arising out of a director's breach of his or her duty of due care, to the fullest extent permissible under California law. The breach of the fiduciary duty of due care by a director could, absent adoption and filing of the Restated Articles, give rise to liability for monetary damages caused to the Company or its shareholders. Liability for a breach of the duty of care arises when directors have failed to exercise sufficient care in reaching decisions or otherwise attending to their responsibilities as directors. The Restated Articles do not eliminate the duty of care; they only eliminate monetary damage awards occasioned by a breach of that duty. Accordingly, if the Restated Articles are approved by the shareholders and filed with the California Secretary of State, a breach of the duty of care would remain a valid basis for a suit seeking to stop a proposed transaction from occurring. It should be noted, however, that equitable remedies such as rescission may not as a practical matter be available, for example, after a transaction has already been consummated.

     Notwithstanding the foregoing, California law does not permit the Company to limit or eliminate directors' liability for monetary damages based on claims arising out of any of the following:

          (1) Acts or omissions that involve intentional misconduct or a knowing and culpable violation of the law;

          (2) Acts or omissions that a director believes to be contrary to the best interests of the Company and its shareholders or that involve the absence of good faith on the part of the director;

          (3) Transactions from which the director derived an improper personal benefit;

          (4) Acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders;

          (5) Acts or omissions that constitute an unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation or its shareholders;

          (6) Transactions between the Company and its directors or corporations that have interrelated directors, under Section 310 of the Corporations Code;

          (7) Improper distributions, loans or guarantees, under Section 316 of the Corporations Code.

     The limitation of liability provisions proposed to be included in the Restated Articles apply only to directors and do not purport to eliminate or limit the liability of officers of the Company, including officers who are also directors, for any act or omission in his or her capacity as an officer, notwithstanding that the officer's actions, if negligent or improper, have been ratified by the Board of Directors.

  Indemnification

     The Corporations Code also permits a corporation to indemnify its directors, officers and other corporate agents under a broad range of circumstances, including actual or threatened legal proceedings against such individual by reason of his or her service on behalf of the corporation. Such law also provides that a corporation may indemnify its directors, officers and other corporate agents against expenses actually and reasonably incurred in any such proceeding in which such individual is successful "on the merits" in his or her defense, provided that such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its shareholders.

     The Restated Articles, together with the Bylaws of the Company, will provide that: (i) the Company is required to indemnify its directors and officers to the fullest extent permissible under California law, including circumstances where such indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, including expenses relating to obtaining a determination that such officers and directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) the Company is authorized to enter into indemnification agreements with its officers and directors; and (iv) the Company may not retroactively amend the Restated Articles or Bylaw provision in a way that is adverse to its officers or directors or former officers or directors.

     The Company is subject to the Corporations Code, which provides a detailed statutory framework covering indemnification of officers, directors and other agents of the Company made or threatened to be made a party to any legal proceeding by reason of his or her service to the Company. While the Company currently may indemnify directors and officers for certain damages resulting from their actions as directors and officers without the provisions contained in the proposed Restated Articles, the Restated Articles may expand the types of circumstances that would require the Company to pay damages on behalf of officers or directors who have been sued, and to reimburse the expenses incurred by such officers and directors in defending themselves against claims arising by reason of their service on behalf of the corporation. The Restated Articles would further prohibit the shareholders of the Company from retroactively amending or modifying the indemnification provision contained in the Restated Articles in a way which is adverse to its officers or directors or former officers and directors.

  Effective Date

     If the Restated Articles are approved by the shareholders at the Annual Meeting, the Restated Articles will be submitted for filing with the California Secretary of State. The limitation of liability and indemnification provisions of the Restated Articles will not apply retroactively, but will become effective when the Restated Articles are accepted for filing by the California Secretary of State. The boundaries of permissible protection against liability under California law are subject to judicial interpretation and therefore the validity and scope of such protection may be uncertain.

VOTE REQUIRED

     Approval of the Restated Articles, which include the amendments described above, requires the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of the Company's Common Stock on the Record Date. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the Restated Articles.

     If the Restated Articles are approved by the required vote of the shareholders, the Company intends to file such Restated Articles with the California Secretary of State as soon as practicable following the Annual Meeting, at which time the provisions thereof will become effective. However, because the Company has more than 100 shareholders of record and has only one class of stock outstanding, Corporations Code Section 710 provides that the supermajority vote provision contained in the Restated Articles shall cease to be effective (and the vote requirement for the Specified Transactions shall revert to a simple majority) two years after the filing of the Restated Articles with the Secretary of State unless the shareholder approval of the supermajority vote requirement is renewed by another shareholder vote.

     If the Restated Articles are not approved at the Annual Meeting by the required vote, the Restated Articles shall not be filed with the Secretary of State and none of the amendments described above shall be effective. In such event, the existing 75% supermajority vote provision will remain in effect and will not require a shareholder vote for renewal due to the fact that it was included in the Articles of Incorporation filed prior to January 1, 1989.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS APPROVED THE RESTATED ARTICLES AND UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RESTATED ARTICLES, INCLUDING THE AMENDMENTS DESCRIBED ABOVE.

                                   PROPOSAL 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS



     The Board of Directors has selected Price Waterhouse, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1996. If the shareholders do not ratify the appointment of Price Waterhouse, the selection of independent auditors will be reconsidered by the Board of Directors. Representatives of Price Waterhouse are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.



     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 1996 AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS



Dated: April 5, 1996

                                   APPENDIX A

                                PROPOSED FORM OF
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                 OF FAFCO, INC.

     Freeman A. Ford and Alex N. Watt certify that:

          1. They are the President and Secretary, respectively, of FAFCO, INC., a California corporation.

          2. The Articles of Incorporation of this corporation are amended and restated in their entirety to read as follows:

                                      "I.

                                      NAME

     The name of the corporation is FAFCO, Inc.

                                      II.

                                    PURPOSE

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

                                AUTHORIZED STOCK

     (a) This corporation is authorized to issue two classes of shares, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock authorized is 10,000,000, and the par value of each such share is $0.125. The total number of shares of Preferred Stock authorized is 1,000,000, and the par value of each such share is $1.00. The aggregate par value of all of said shares is $2,250,000.

     (b) Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights and liquidation preferences of the shares of any such series.

                                      IV.

                               SUPERMAJORITY VOTE

     If approval by the Board of Directors is by less than the affirmative vote or consent of 80% of the directors then in office, then in addition to the voting requirements specified by the California General Corporation

Law, the affirmative vote of the holders of not less than 66 2/3% of the issued and outstanding shares of Common Stock of the corporation shall be required to authorize, adopt or approve any of the following:

          (a) The adoption of any agreement or plan for the merger or consolidation of the corporation with or into any person, firm, corporation or other entity;

          (b) The sale, lease, conveyance, exchange, transfer, distribution, liquidation or other disposition of all or substantially all of the property and assets of the corporation to any person, firm, corporation or other entity;

          (c) The reclassification of shares of stock of the corporation entitled to vote in elections of directors; and

          (d) The amendment or repeal of this Article IV.

                                       V.

                    LIMITATION OF LIABILITY; INDEMNIFICATION

     (a) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) This corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

     (c) Any repeal or modification of the foregoing provisions of this Article V by the shareholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification."

     3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.



     4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code and the provisions of the Articles of Incorporation, as currently in effect. The total number of outstanding shares of Common Stock of the corporation on the record date for the shareholder meeting at which this amendment and restatement was approved was _________ and the corporation has no other class of capital stock outstanding. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was at least seventy-five percent (75%) of the outstanding Common Stock.



     The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true of their own knowledge.

     IN WITNESS WHEREOF, the undersigned have executed this certificate in
Redwood City, California, this      day of May, 1996.

                                          --------------------------------------
                                          Freeman A. Ford, President

                                          --------------------------------------
                                          Alex N. Watt, Secretary

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            ------------------------
                                  FAFCO, INC.
                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 1996



    The undersigned shareholder of FAFCO, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 1996 Annual Meeting of Shareholders of the Company to be held on May 2, 1996 at 3:00 p.m., local time, at the Company's principal place of business, 2690 Middlefield Road, Redwood City, California 94063 (telephone (415) 363-2690), and hereby revokes all previous proxies and appoints Freeman A. Ford and Alex N. Watt, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner specified on the reverse side:



THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.
                            (Continued and to be signed on reverse side)


1. Election of Directors
   Nominees:  FREEMAN A. FORD, WILLIAM A. BERRY, ROBERT W. SELIG, JR.



   / / FOR all nominees                      / / Authority
       except as noted above.                    to vote WITHHELD.



2. Proposal to approve the amendment and restatement of the Articles of Incorporation of the Company (the "Articles") in order to (1) reduce the vote of shareholders required in the case of certain major transactions involving the Company under certain circumstances and (2) add provisions limiting liability of directors and permitting indemnification of directors and officers under certain circumstances.
                   / / FOR       / / AGAINST       / / ABSTAIN
3. Proposal to ratify the appointment of Price Waterhouse LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996.
                   / / FOR       / / AGAINST       / / ABSTAIN
In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

                                         Dated                       , 1996

                              Signature:
                                         ---------------------------------------

                              Signature:
                                         ---------------------------------------

                                         I Plan to attend the meeting:  / /

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

   TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND
             DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.